CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form N-1A of Vanguard Whitehall Funds of our reports dated December 20, 2024, relating to the financial statements and financial highlights of Vanguard Advice Select Dividend Growth Fund, Vanguard Emerging Markets Government Bond Index Fund, Vanguard Advice Select Global Value Fund, Vanguard Global Minimum Volatility Fund, Vanguard Advice Select International Growth Fund, Vanguard International Dividend Growth Fund, Vanguard International High Dividend Yield Index Fund, Vanguard International Dividend Appreciation Index Fund, Vanguard High Dividend Yield Index Fund, Vanguard International Explorer Fund, Vanguard Mid-Cap Growth Fund and Vanguard Selected Value Fund, which appear in Vanguard Whitehall Fund’s Certified Shareholder Report on Form N-CSR for the period or year ended October 31, 2024. We also consent to the references to us under the headings “Financial Statements”, “Service Providers–Independent Registered Public Accounting Firm” and “Financial Highlights” in such Registration Statement.

/s/PricewaterhouseCoopers LLP

Philadelphia, Pennsylvania

February 26, 2025